   As filed with the Securities and Exchange Commission on November 7, 1996
                                                             FILE NO. __________



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

                DELAWARE                                 11-3197148
(STATE OR OTHER JURISDICTION OF INCORPORATION OR      (I.R.S. EMPLOYER
 ORGANIZATION)                                        IDENTIFICATION NUMBER)

4041 N. CENTRAL AVENUE, SUITE 2000
           PHOENIX, ARIZONA                                  85012
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                           ________________________

                            1994 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)
                           _________________________

                    MICHAIL ITKIS, CHIEF EXECUTIVE OFFICER
                      4041 N. CENTRAL AVENUE, SUITE 2000
                            PHOENIX, ARIZONA 85012
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (602) 200-8900
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

           IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:
                             THEODORE E. GUTH, ESQ.
                              IRELL & MANELLA LLP
                      1800 AVENUE OF THE STARS, SUITE 900
                            LOS ANGELES, CA  90067
                                (310) 277-1010

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF SECURITIES                         AMOUNT            OFFERING PRICE         AGGREGATE           AMOUNT OF
       TO BE REGISTERED                    TO BE REGISTERED(1)      PER UNIT(2)       OFFERING PRICE(2)    REGISTRATION FEE
     -------------------                   -------------------    ----------------    -----------------    ----------------
Class A Common Stock, par value
  $0.01 per share                          1,800,000 shares         $        10.75       $19,350,000.00      $     5,863.64


(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's 1994 Stock Option Plan also relates to an aggregate of 600,000 shares initially registered under the Registration Statement on Form S-8 No. 33-80535. In addition, pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sale prices of the Registrant's Class A Common Stock on the Nasdaq SmallCap Stock Market on November 4, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Interactive Flight Technologies, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the periods ended January 31, 1996, April 30, 1996 and July 31, 1996, filed pursuant to
Section 13 of the Exchange Act.

     (c) The description of the Registrant's Class A Common Stock as set forth in the Registrant's registration statement on Form 8-A filed with the Commission on December 31, 1994, as amended by the Registrant's registration statement on Form 8-A/A filed with the Commission on March 8, 1995, and any other amendments or reports thereto filed with the Commission for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Certificate of Incorporation (the "Company Certificate") includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware General Corporation Law ("DGCL"). The DGCL does not permit liability to be eliminated (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) or unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction for which the director derived an improper personal benefit. The Company Certificate of the Registrant provides that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The Company Certificate also provides that the Registrant will advance expenses to directors and executive officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Registrant has entered into indemnification agreements with each certain of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the DGCL and the Company Certificate, subject to certain exceptions, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Registrant will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

     The Registrant maintains directors and officers liability and company reimbursement insurance which, among other things (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such, and (ii) provides for payment on behalf of the Registrant to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective certificate of incorporation or by-law provisions.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

Item 8.   EXHIBITS.

Exhibit
Number
------

4.1 Amended and Restated 1994 Stock Option Plan of Interactive Flight Technologies, Inc.

4.2       Form of Stock Option Agreement

4.3*      Specimen of Class A Common Stock Certificate

5.1       Opinion of Irell & Manella LLP

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Richard A. Eisner & Company LLP

23.3      Consent of Irell & Manella LLP (contained in Exhibit 5.1)

24.1 Powers of Attorney (included on signature page of this Registration Statement)

____________________
* Incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-86928.

Item 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the thirty-first day of October, 1996.

                              INTERACTIVE FLIGHT TECHNOLOGIES, INC.


                              By:  /s/  Michail Itkis
                                   ------------------------
                                    Michail Itkis
                                    Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michail Itkis and Steven M. Fieldman, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                         Title                                            Date
---------                                         -----                                            ----

/s/ Michail Itkis                                 Chief Executive Officer and Director             October 31, 1996
-------------------------------------
Michail Itkis

/s/ Yuri Itkis                                    Director                                         October 31, 1996
-------------------------------------
Yuri Itkis

/s/ Boris Itkis                                   Director                                         October 31, 1996
-------------------------------------
Boris Itkis

/s/ James H. Zukin                                Director                                         October 29, 1996
-------------------------------------
James H. Zukin

/s/ General Alexander M. Haig, Jr.                Director                                         October 31, 1996
-------------------------------------
General Alexander M. Haig, Jr.

/s/ John Alderfer                                 Chief Financial Officer                          October 31, 1996
-------------------------------------             (Principal Financial and
John Alderfer                                     Accounting Officer)


                                 EXHIBIT INDEX

Exhibit Number                                                          Page No.
-----------------------------------                                     --------
        4.1        Amended and Restated 1994 Stock Option Plan
                   of Interactive Flight Technologies, Inc.

        4.2        Form of Stock Option Agreement

        4.3*       Specimen of Class A Common Stock Certificate

        5.1        Opinion of Irell & Manella LLP

        23.1       Consent of KPMG Peat Marwick LLP

        23.2       Consent of Richard A. Eisner & Company LLP

        23.3       Consent of Irell & Manella LLP (contained in
                   Exhibit 5.1)

        24.1 Powers of Attorney (included on signature page of this Registration Statement)

_____________
*       Incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-86928.
